Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 333-286938 to the Registration Statement on Form N-2 (“Registration Statement”) of Privacore VPC Asset Backed Credit Fund of our report dated June 27, 2025, relating to the financial statements of Privacore VPC Asset Backed Credit Fund, which appears in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm; Legal Counsel” and “Financial Statements” in such Registration Statement.

Denver, Colorado

August 29, 2025